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As filed with the Securities and Exchange Commission on December 10, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KERZNER INTERNATIONAL LIMITED
(Exact name of registrant as specified in its charter)

Commonwealth of The Bahamas	98-0136554
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

Executive Offices
Coral Towers
Paradise Island, The Bahamas
(242) 363-3000
(Address and telephone number of
principal executive offices)

Kerzner International Limited 2003 Stock Incentive Plan
(Full title of the plan)

Richard M. Levine, Esq.
Executive Vice President and General Counsel
Kerzner International Limited
Coral Towers
Paradise Island, The Bahamas
(242) 363-6000
(Name and address of agent for service)

Copy to:
D. Collier Kirkham, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019-7475

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)

Ordinary Shares, par value $.001 per share	3,000,000	$57.37	$172,110,000	$21,806.34

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares being registered shall include an indeterminate number of additional ordinary shares which may become issuable as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the 2003 Stock Incentive Plan.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act based upon the average of the high and low prices for the registrant's ordinary shares as reported on the New York Stock Exchange on December 7, 2004.

(3)
Calculated pursuant to Section 6(b) of the Securities Act as follows: Proposed maximum aggregate offering multiplied by .00012670.

EXPLANATORY NOTE

        Kerzner International Limited ("Kerzner") has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act to register up to 3,000,000 ordinary shares of Kerzner, par value $.001 per share, issuable pursuant to the Kerzner International Limited 2003 Stock Incentive Plan (the "2003 Stock Incentive Plan").

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.    Plan Information.*

Item 2.    Registrant Information and Employee Plan Annual Information.*

*
Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act and Form S-8.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

        We incorporate by reference into this registration statement and any registration statement supplement certain information we file with the SEC. This means that we can disclose important information to you by referring you to other documents filed with the SEC that contain such information. The information incorporated by reference is an important part of this registration statement and any registration statement supplement. Information disclosed in documents that we file later with the SEC will automatically add to, update and change information previously disclosed. If there is additional information in a later filed document or a conflict or inconsistency between information in this registration statement or a registration statement supplement and information incorporated by reference from a later filed document, you should rely on the information in the later dated document.

        We incorporate by reference the documents listed below (and the documents incorporated by reference therein) that we have previously filed with the SEC pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act:

  •
  our Annual Report on Form 20-F for the fiscal year ended December 31, 2003, filed with the SEC on March 30, 2004;

  •
  our Reports on Form 6-K filed with the SEC on March 30, 2004, March 31, 2004, April 20, 2004, April 21, 2004, May 5, 2004, June 8, 2004, June 22, 2004, June 23, 2004, July 6, 2004, July 14, 2004, July 15, 2004, July 16, 2004, July 23, 2004, August 3, 2004, August 11, 2004, August 17, 2004, September 8, 2004, September 9, 2004, November 10, 2004 and December 9, 2004; and

  •
  a description of our ordinary shares, par value $.001 per share, contained in Sun International Hotels Limited's Registration Statement on Form 8-A as filed with the SEC on December 16, 1996, and any amendment or reports filed for the purpose of updating such description.

        All documents that we file with the SEC pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act after the date of this registration statement and prior to the termination of the offering shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents.

Item 4.    Description of Securities.

        Not applicable.

Item 5.    Interests of Named Experts and Counsel.

        The validity of the ordinary shares of Kerzner being offered hereby has been passed upon by Giselle M. Pyfrom, Esq., Senior Vice President and General Counsel of Kerzner International Bahamas Limited. Ms. Pyfrom, as an officer and employee of Kerzner, is a participant in the Kerzner International Limited 2003 Stock Incentive Plan.

Item 6.    Indemnification of Directors and Officers.

        Section 56 of the International Business Companies Act 2000 of the Commonwealth of The Bahamas (the "IBCA") empowers a company incorporated under the IBCA to indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings, any person who (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the company; or (b) is or was, at the request of the company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise; provided, however, that such indemnification may only be provided to a person if the person acted honestly and in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the IBCA unless a question of law is involved.

        Kerzner provides for indemnification of its directors and officers pursuant to Article 85 of its Articles of Association as amended, which provides that, net of any indemnification an officer or director of Kerzner receives from another source, Kerzner will indemnify its officers and directors to the fullest extent permitted by the IBCA.

        Kerzner has purchased directors' and officers' liability insurance policies insuring its officers and directors and the officers and directors of its subsidiaries against claims and liabilities (with stated exceptions) to which they may become subject by reason of their positions with Kerzner or its subsidiaries as directors and officers.

        In connection with this offering, the selling shareholders have agreed to indemnify Kerzner, and the directors and officers and each such person who controls Kerzner, against any and all liability arising from inaccurate information provided to Kerzner in writing by the selling shareholders and contained herein, provided that such indemnification shall be limited to the proceeds received by the selling shareholders from the sale of their securities.

Item 7.    Exemption from Registration Claimed.

        Not applicable.

Item 8.    Exhibits.

Exhibit Number	Description
4.1*	Restated Articles of Association of Kerzner dated as of June 26, 2001 (incorporated by reference to Exhibit 1 to Annual Report of Kerzner on Form 20-F for the year ended December 31, 2000, filed on July 2, 2001, File No. 001-04226)
4.2*
Amendment to Restated Articles of Association of Kerzner dated as of September 24, 2001 (incorporated by reference to Exhibit 3.3 to Registration Statement on Form F-4, filed on July 18, 2002, File No. 333-96705-36)
4.3*	Amended and Restated Memorandum of Association of Kerzner (incorporated by reference to Exhibit 3.1 to Registration Statement on Form F-4, filed on November 7, 1996, File No. 333-15409)
4.4*	Amendment to Memorandum of Association of Kerzner (incorporated by reference to Exhibit 3.6 to Registration Statement on Form F-4/A, filed on August 12, 2002, File No. 333-96705-36)
4.5*
Kerzner International Limited 2003 Stock Incentive Plan (incorporated by reference to Exhibit 4.21 to Annual Report of Kerzner on Form 20-F for the year ended December 31, 2003, filed on March 30, 2004, File No. 001-04226)
5.1	Opinion of Giselle M. Pyfrom, Esq., as to the legality of the securities being registered
23.1	Consent of Giselle M. Pyfrom, Esq. (included in Exhibit 5.1)
23.3	Consent of Deloitte & Touche LLP
23.4	Consent of Pricewaterhouse Coopers LLP
23.5	Consent of Ernst &Young LLP
24.1	Power of Attorney

*
Previously filed.

Item 9.    Undertakings.

        (a)    The undersigned registrant hereby undertakes:

          (1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plantation, State of Florida, on December 10, 2004.

KERZNER INTERNATIONAL LIMITED

By:	/s/ JOHN R. ALLISON Name: John R. Allison Title: Executive Vice President & Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Howard B. Kerzner	Chief Executive Officer (Principal Executive Officer) and Director	December 10, 2004
* Solomon Kerzner	Chairman of the Board	December 10, 2004
* John R. Allison	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	December 10, 2004
* Peter N. Buckley	Director	December 10, 2004
* Hamed Kazim	Director	December 10, 2004
Howard S. Marks	Director	December 10, 2004
Eric B. Siegel	Director	December 10, 2004
* Heinrich von Rantzau	Director	December 10, 2004
* William C. Murtha	Authorized Representative in the United States	December 10, 2004
*By:	/s/ RICHARD M. LEVINE Name: Richard M. Levine Title: Attorney-in-Fact

Exhibit Index

Exhibit Number	Description
4.1*
Restated Articles of Association of Kerzner dated as of June 26, 2001 (incorporated by reference to Exhibit 1 to Annual Report of Kerzner on Form 20-F for the year ended December 31, 2000, filed on July 2, 2001, File No. 001-04226)
4.2*
Amendment to Restated Articles of Association of Kerzner dated as of September 24, 2001 (incorporated by reference to Exhibit 3.3 to Registration Statement on Form F-4, filed on July 18, 2002, File No. 333-96705-36)
4.3*	Amended and Restated Memorandum of Association of Kerzner (incorporated by reference to Exhibit 3.1 to Registration Statement on Form F-4, filed on November 7, 1996, File No. 333-15409)
4.4*	Amendment to Memorandum of Association of Kerzner (incorporated by reference to Exhibit 3.6 to Registration Statement on Form F-4/A, filed on August 12, 2002, File No. 333-96705-36)
4.5*
Kerzner International Limited 2003 Stock Incentive Plan (incorporated by reference to Exhibit 4.21 to Annual Report on Kerzner Form 20-F for the year ended December 31, 2003, filed on March 30, 2004, File No. 001-04226)
5.1	Opinion of Giselle M. Pyfrom, Esq., as to the legality of the securities being registered
23.1	Consent of Giselle M. Pyfrom, Esq. (included in Exhibit 5.1)
23.3	Consent of Deloitte & Touche LLP
23.4	Consent of Pricewaterhouse Coopers LLP
23.5	Consent of Ernst & Young LLP
24.1	Power of Attorney

*
Previously filed.

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EXPLANATORY NOTE
PART I INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
  Item 1. Plan Information.
  Item 2. Registrant Information and Employee Plan Annual Information.
PART II INFORMATION REQUIRED IN REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
Exhibit Index